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April 29, 2004

Guinness Atkinson Fund
2020 East Financial Way, Suite 100
Glendora, California 91741

Re:
   Guinness Atkinson Funds, Registration No. 33-75340
    Post Effective Amendment No. 35

Gentlemen:

We hereby consent to the reference of our firm as counsel in Post-Effective Amendment No. 35 to Guinness Atkinson Funds’ Registration Statement on Form N-1A. In addition, we hereby consent to the incorporation by reference of our opinion as to the legality of the securities being registered, which was filed on June 17, 1998 as an Exhibit to Post-Effective Amendment No. 11.

Very truly yours,
/s/ Kramer Levin Naftalis & Frankel LLP